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                                                                Exhibit 23.1


                       CONSENT OF INDEPENDANT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 1996, except as to the 3-for-2 stock split discussed in Note 8 which is as of October 30, 1996, appearing on page F-2 of SeaChange International, Inc.'s Registration Statement No. 333-12233 on Form S-1, as amended, as filed with the Commission on November 5, 1996.

PRICE WATERHOUSE LLP

Boston, Massachusetts
December 6, 1996